Filed Pursuant to Rule 424(b)(3)
                           Registration No. 333-19977

PROSPECTUS SUPPLEMENT DATED JUNE 22, 1998

(To Prospectus dated October 21, 1997)

                                   PROSPECTUS

                                 333,333 SHARES

                                BIOMERICA , INC.
                                  COMMON STOCK

This Prospectus Supplement together, with the Prospectus listed above, is to be used by certain holders of the above-referenced common stock or by their transferees, pledgees, donees, or their successors in connection with the offer and sale of the above referenced common stock.

                                               SELLING STOCKHOLDERS

The table captioned "Selling Stockholders" commencing on page 7 of the Prospectus is hereby amended to reflect the following changes.


                           TOTAL SHARES OF COMPANY     NUMBER OF SHARES OFFERED
                           STOCK BENEFICIALLY OWNED


NAME
The Aries Fund, A Cayman
  Island Trust                       222,222                   222,222
The Aries Domestic Fund,
   L.P.(1)                           111,111                   111,111
                                     -------                   -------
Total                                333,333                   333,333



(1) The investment manager of The Aries Fund, A Cayman Island Trust, is Paramount Capital Asset Management, Inc., a subchapter S corporation ("Paramount Capital"). The general partner of The Aries Domestic Fund, L.P. is Paramount Capital. The sole stockholder of Paramount Capital is Lindsay A. Rosenwald, M.D.